BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
August 8, 2011

BLUE DOLPHIN COMPLETES SALE OF UNDERUTILIZED ASSETS

Houston, August 8 / PRNewswire / -- Blue Dolphin Energy Company (OTCQB:BDCO)(“Blue Dolphin” or the “Company”), announced today that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company, sold its eighty-three and one-third percent (83⅓%) interest in the Buccaneer Pipeline to Sunoco Partners Marketing & Terminals L.P. (“Sunoco”) for net proceeds of approximately $3.6 million in cash.

Assets in the sale included the two mile, onshore Buccaneer Pipeline, above ground storage tanks, a barge loading terminal, pumping station and related equipment. These assets consist of the onshore oil storage and marketing portion of the system that gathers and transports oil and natural gas to a barge loading terminal in Freeport, Texas for sale to third parties. The Company expects to book a gain of approximately $3.0 million in the third quarter as a result of the sale.

“Over the past year we have been evaluating strategies to improve Blue Dolphin’s balance sheet,” said Ivar Siem, Chairman and Chief Executive Officer.  “The sale of these underutilized assets generates a significant amount of cash while retaining our revenue producing natural gas operations and preserving our oil marketing capabilities.  We will continue to gather and transport oil and natural gas from various offshore fields in the Gulf of Mexico through the Blue Dolphin Pipeline; however, onshore transportation and facilities services, such as storage, will be handled by Sunoco.”

Tanglewood Capital Partners, LLC, a Houston-based investment banking firm, served as exclusive financial advisor to Blue Dolphin throughout the transaction.

Blue Dolphin Energy Company is engaged in the gathering and transportation, as well as the exploration and production, of oil and natural gas in the U.S. Gulf of Mexico and the North Sumatra Basin offshore Indonesia. For further information visit the Company’s website at http://www.blue-dolphin.com.

Contact:
Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; collectability of a $2.0 million loan receivable, net of credited and recovered amounts; our ability to complete a business combination with one or more target businesses; our ability to secure additional working capital to fund operations; our ability to monetize our pipeline assets; our ability to improve pipeline utilization levels; performance of third party operators for properties where we have an interest; production from oil and natural gas properties that we have interests in; volatility of oil and natural gas prices; uncertainties in the estimation of proved reserves and in the projection of future rates of production, the timing of development expenditures and the amount and timing of property abandonment; costly changes in environmental and other government regulations for which Blue Dolphin is subject; adverse changes in the global financial markets; and potential delisting of Blue Dolphin’s common stock by NASDAQ due to non-compliance with NASDAQ listing requirements.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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